Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

SAVMOBI TECHNOLOGY INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 18th day of May, 2017;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

POH KEE LIEW as Director & CEO

GIM HOOI OOI as Director & CFO

DAVID E. PRICE as Secretary

The Above qualified people have been nominated, and have accepted their position as DIRECTORS and OFFICERS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 18th May, 2017

____________________

Shuqin Jia

on behalf of Reap Global Ltd., Majority Shareholder